Ex 7


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 9 to the registration statement on Form S-6 (the "Registration Statement") of our report dated February 11, 1997, relating to the financial statements of The Guardian Separate Account C and our report dated February 11, 1997, relating to The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Registration Statement.



/s/ PRICE WATERHOUSE LLP
------------------------------

PRICE WATERHOUSE LLP
New York, New York

April 25, 1997